Exhibit 5.1

[Letterhead of Wachtell, Lipton, Rosen & Katz]

January 9, 2023

Adobe Inc.
345 Park Avenue
San Jose, California 95110

Re:	Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special counsel to Adobe Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-4 (as amended, the “Registration Statement,” which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) filed with the Securities and Exchange Commission (the “Commission”), relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”) of up to 23,949,578 shares (the “Shares”) of common stock, par value $0.0001 per share, of the Company to be issued by the Company pursuant to the terms of the Agreement and Plan of Merger, dated as of September 15, 2022 (the “Merger Agreement”), by and among the Company, Saratoga Merger Sub I, Inc., a Delaware corporation and a wholly owned subsidiary of the Company, Saratoga Merger Sub II, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company, Figma, Inc., a Delaware corporation (“Figma”), and Fortis Advisors LLC, a Delaware limited liability company, in its capacity as the representative of the Figma stockholders.

For purposes of giving this opinion, we have examined the Registration Statement, the Merger Agreement, the Company’s Restated Certificate of Incorporation, as amended, and the Company’s Amended and Restated Bylaws. We have also examined the originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with this opinion. As to questions of fact material to this opinion, we have relied, with the Company’s approval, upon oral and written representations of the Company and certificates or comparable documents of public officials and of officers and representatives of the Company.

In making such examination and rendering this opinion, we have assumed without verification the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the authenticity of the originals of such documents submitted to us as certified copies, the conformity to originals of all documents submitted to us as copies, the authenticity of the originals of such documents, that all documents submitted to us as certified copies are true and correct copies of such originals and the legal capacity of all individuals executing any of the foregoing documents.

Based upon and subject to the foregoing examination and in reliance thereon, and subject to the qualifications, assumptions and limitations stated herein and in reliance on statements of fact contained in the documents that we have examined or reviewed, we are of the opinion that the Shares to be issued by the Company pursuant to and in the manner contemplated by the terms of the Merger Agreement will be, upon issuance, duly authorized and, when the Registration Statement has been declared effective by order of the Commission and the Shares have been issued and paid for in the manner contemplated by and upon the terms and conditions set forth in the Registration Statement and the Merger Agreement, such Shares will be validly issued, fully paid and nonassessable.

We are members of the bar of the State of New York.  The Company is a Delaware corporation, and we have not considered, and we express no opinion as to, any law other than the Delaware General Corporation Law (including the statutory provisions, and reported judicial decisions interpreting the foregoing) as in effect on the date hereof.

We hereby consent to be named in the Registration Statement and in the related consent solicitation statement/prospectus contained therein as the attorneys who passed upon the legality of the Shares to be issued pursuant to the Registration Statement and to the filing of a copy of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder. This opinion speaks as of its date, and we undertake no (and hereby disclaim any) obligation to update this opinion.

Very truly yours,

/s/ Wachtell, Lipton, Rosen & Katz